As filed with the Securities and Exchange Commission on November 14, 2007

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

WCS Global Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	74-3235307
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

1000 Milwaukee Avenue, Glenview, Illinois (Address of Principal Executive Offices)	60025 (Zip Code)

Registrant's telephone number, including area code: (847) 953-2300

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

WCS GLOBAL HOLDINGS, INC.

INFORMATION INCLUDED IN INFORMATION STATEMENT AND INCORPORATED BY
REFERENCE INTO FORM 10

        Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1. Business

        The information required by this item is contained under the sections "Summary," "Risk Factors," "The Distribution," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Our Business," "Our Relationship With Aon After the Distribution" and "Index to Financial Statements and Schedules" (and the statements referenced therein) of the information statement. Those sections are incorporated herein by reference.

Item 1A. Risk Factors

        The information required by this item is contained under the section "Risk Factors" of the information statement. That section is incorporated herein by reference.

Item 2. Financial Information

        The information required by this item is contained under the sections "Summary," "Unaudited Pro Forma Combined Financial Statements," "Selected Historical Financial and Other Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Our Capital Stock" of the information statement. Those sections are incorporated herein by reference.

Item 3. Properties

        The information required by this item is contained under the section "Our Business—Properties" of the information statement. That section is incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management

        The information required by this item is contained under the section "Security Ownership of Our Common Stock" of the information statement. That section is incorporated herein by reference.

Item 5. Directors and Executive Officers

        The information required by this item is contained under the sections "Our Management" and "Executive Compensation" of the information statement. Those sections are incorporated herein by reference.

Item 6. Executive Compensation

        The information required by this item is contained under the section "Executive Compensation" of the information statement. That section is incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions

        The information required by this item is contained under the sections "Our Relationship With Aon After the Distribution," "Our Management," "Executive Compensation" and "Certain Relationships and Related Transactions" of the information statement. Those sections are incorporated herein by reference.

Item 8. Legal Proceedings

        The information required by this item is contained under the section "Our Business—Legal Proceedings" of the information statement. That section is incorporated herein by reference.

Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters

        The information required by this item is contained under the sections "Summary," "The Distribution," "Dividend Policy" and "Description of Our Capital Stock" of the information statement. Those sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities

        None.

Item 11. Description of Registrant's Securities to be Registered

        The information required by this item is contained under the sections "Description of Our Capital Stock" and "Certain Anti-Takeover Effects of Provisions of Our Certificate of Incorporation and By-Laws and Delaware Law" of the information statement. Those sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers

        The information required by this item is contained under the section "Description of Our Capital Stock" and "Limitation of Liability and Indemnification of our Directors and Officers" of the information statement. That section is incorporated herein by reference.

Item 13. Financial Statement and Supplementary Data

        The information required by this item is contained under the sections "Summary," "Selected Historical Financial and Other Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Index to Financial Statements and Schedules" (and the statements referenced therein) of the information statement. Those sections are incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

        None.

Item 15. Financial Statements and Exhibits

  (a)
  Financial Statements

        The information required by this item is contained under the section "Index to Financial Statements and Schedules" beginning on page F-1 of the information statement. That section is incorporated herein by reference.

  (b)
  Exhibits

        The following documents are filed as exhibits hereto:

Exhibit Number	Description
2.1	Form of Distribution Agreement to be entered into between the Registrant and Aon Corporation.*+
3.1	Form of Certificate of Incorporation of the Registrant.*
3.2	Form of By-Laws of the Registrant.*
10.1	Form of Tax Sharing and Disaffiliation Agreement to be entered into between the Registrant and Aon Corporation.*
10.2	Form of Employee Benefits Agreement to be entered into between the Registrant and Aon Corporation.*
10.3	Form of Transition Services Agreement to be entered into between the Registrant and Aon Corporation.*
10.4	Employment Agreement dated as of July 31, 2007 between Combined Insurance Company of America and Douglas R. Wendt.*†
10.5	Letter Agreement dated January 6, 2006 between Aon Corporation and Douglas R. Wendt.*†
10.6	General Release executed on November 1, 2007 by James Hom with Combined Insurance Company of America.*†
10.7	Form of Insurance Administration Agreement to be entered into between the Registrant and Aon Corporation.*
10.8	Form of Stock Incentive Plan.*†
21.1	Subsidiaries of the Registrant.*
99.1	Preliminary Information Statement of WCS Global Holdings, Inc. dated as of November 14, 2007.

*
To be filed by amendment.

+
We agree to furnish supplementally to the Commission a copy of any omitted schedule or exhibit to such agreement upon the request of the Commission in accordance with Item 601(b)(2) of Regulation S-K.

†
Management contract or compensatory plan or arrangement.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

WCS GLOBAL HOLDINGS, INC.

November 14, 2007	By:	/s/ DOUGLAS R. WENDT
		Name:	Douglas R. Wendt
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Form of Distribution Agreement to be entered into between the Registrant and Aon Corporation.*+
3.1	Form of Certificate of Incorporation of the Registrant.*
3.2	Form of By-Laws of the Registrant.*
10.1	Form of Tax Sharing and Disaffiliation Agreement to be entered into between the Registrant and Aon Corporation.*
10.2	Form of Employee Benefits Agreement to be entered into between the Registrant and Aon Corporation.*
10.3	Form of Transition Services Agreement to be entered into between the Registrant and Aon Corporation.*
10.4	Employment Agreement dated as of July 31, 2007 between Combined Insurance Company of America and Douglas R. Wendt.*†
10.5	Letter Agreement dated January 6, 2006 between Aon Corporation and Douglas R. Wendt.*†
10.6	General Release executed on November 1, 2007 by James Hom with Combined Insurance Company of America.*†
10.7	Form of Insurance Administration Agreement to be entered into between the Registrant and Aon Corporation.*
10.8	Form of Stock Incentive Plan.*†
21.1	Subsidiaries of the Registrant.*
99.1	Preliminary Information Statement of WCS Global Holdings, Inc. dated as of November 14, 2007.

*
To be filed by amendment.

+
We agree to furnish supplementally to the Commission a copy of any omitted schedule or exhibit to such agreement upon the request of the Commission in accordance with Item 601(b)(2) of Regulation S-K.

†
Management contract or compensatory plan or arrangement.